Exhibit 99.1

Investor	Susie Lisa, CFA	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Early Results and Upsize of Previously Announced Cash Tender Offer

to an Aggregate Principal Amount of $2,049,919,000 from $2,000,000,000

WOONSOCKET, RI, August 23, 2021 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today the early results of the previously announced cash tender offer (the “Tender Offer”) and that it is amending the Tender Offer by increasing the aggregate principal amount to $2,049,919,000 (as increased and amended, the “Maximum Amount”) from $2,000,000,000, of its 4.300% Senior Notes due 2028 (the “Notes”).

The Maximum Amount represents the principal amount of the Notes subject to the Tender Offer and excludes any Accrued Interest (as defined below) or Early Tender Payment (as defined below). The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 9, 2021 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offer. The Tender Offer is open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes.

Title of Notes	CUSIP Number	Early Tender Payment(1)	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Expected to be Accepted for Purchase(2)
4.300% Senior Notes due 2028	126650 CX6	$30	$7,049,919,000	$3,353,427,000	$2,049,919,000

(1)	Per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Date and accepted for purchase.
(2)	After application of proration.

The consideration to be paid in the Tender Offer for the Notes validly tendered and expected to be accepted for purchase as described in the Offer to Purchase (the “Total Consideration”) will be determined at 9:00 a.m., New York City time, on August 23, 2021.

As of 5:00 p.m., New York City time, on August 20, 2021 (the “Early Tender Date”), as reported by D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offer, the principal amount of the Notes listed in the table above have been validly tendered and not validly withdrawn. The Withdrawal Deadline of 5:00 p.m., New York City time, on August 20, 2021 has passed and, accordingly, Notes validly tendered in the Tender Offer may no longer be withdrawn.

CVS Health expects to accept for purchase and make payment for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date on August 24, 2021 (the “Early Settlement Date”), subject to proration. Because the aggregate principal amount of Notes validly tendered exceeds the Maximum Amount, CVS Health expects that it will accept validly tendered Notes on a prorated basis in accordance with the Offer to Purchase.

Because CVS Health expects to accept for purchase the Maximum Amount of Notes, no additional Notes will be purchased pursuant to the Tender Offer after the Early Settlement Date. As described in the Offer to Purchase, all Notes tendered and not accepted for purchase will be promptly returned to the tendering Holder’s account.

Holders of all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase are eligible to receive the Total Consideration, which includes the Early Tender Payment of $30 per $1,000 principal amount of Notes tendered at or prior to the Early Tender Date (the “Early Tender Payment”). In addition to the Total Consideration, Holders of Notes accepted for purchase will receive accrued and unpaid interest up to, but not including, the Early Settlement Date (“Accrued Interest”).

CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Tender Offer at any time prior to the Expiration Date. The Tender Offer is not conditioned on any minimum principal amount of Notes being tendered but the Tender Offer is subject to certain conditions as described in the Offer to Purchase.

CVS Health has retained Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC to act as Dealer Managers for the Tender Offer. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offer. Requests for assistance relating to the procedures for tendering Notes may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 549-6746 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offer may be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll free), Goldman Sachs & Co. LLC at (212) 902-5962 (collect) or (800) 828-3182 (toll free) and Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll free) or via email at liabilitymanagement@wellsfargo.com. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offer, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is the leading health solutions company, delivering care in ways no one else can. We reach more people and improve the health of communities across America through our local presence, digital channels and our nearly 300,000 dedicated colleagues – including more than 40,000 physicians, pharmacists, nurses, and nurse practitioners. Wherever and whenever people need us, we help them with their health – whether that’s managing chronic diseases, staying compliant with their medications, or accessing affordable health and wellness services in the most convenient ways. We help people navigate the health care system – and their personal health care – by improving access, lowering costs and being a trusted partner for every meaningful moment of health. And we do it all with heart, each and every day. Learn more at www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and our recently filed Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

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